The Registrant requests that the Registration Statement become effective immediately upon filing pursuant to Securities Act Rule 462.

       As filed with the Securities and Exchange Commission on April 17, 1996
                                                 Registration No. 333-
     ===========================================================================


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington D.C.  20549

                              -------------------------

                                       FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              -------------------------

                           WARNER INSURANCE SERVICES, INC.
                (Exact name of Registrant as specified in its charter)

                          Delaware                          13-2698053
              (State or other jurisdiction of            (I.R.S. Employer
               incorporation or organization)           Identification No.)

         18-01 Pollitt Drive, Fair Lawn, New Jersey              07410
          (Address of Principal Executive Offices)               (Zip Code)

                           WARNER INSURANCE SERVICES, INC.
                           1995 EMPLOYEE STOCK OPTION PLAN
                   1994 STOCK OPTION PLAN FOR INDEPENDENT DIRECTORS
                              (Full title of the plans)

                                   Alfred J. Moccia
                        President and Chief Executive Officer
                           Warner Insurance Services, Inc.
                                 18-01 Pollitt Drive
                             Fair Lawn, New Jersey 07410
                       (Name and address of agent for service)

                                    (201) 794-4800
            (Telephone number, including area code, of agent for service)

                                   With a copy to:

                                 Leonard Gubar, Esq.
                                  Reid & Priest LLP
                                 40 West 57th Street
                              New York, New York  10019
                                    (212) 603-2000

     =========================================================================
                           CALCULATION OF REGISTRATION FEE
     -------------------------------------------------------------------------
     Title                           Proposed     Proposed
     of                              maximum      maximum         Amount
     securities      Amount          offering     aggregate       of
     to be           to be           price        offering        registration
     registered      registered(1)   per share    price           fee

     Common Stock     737,325 shs.   $4.06(2)  $2,993,539.50(3)   $1,032.26(3)
     -------------------------------------------------------------------------
     Common Stock     112,675 shs.   $1.75(4)    $197,181.25(5)      $68.00(5)
     -------------------------------------------------------------------------
     Common Stock      50,000 shs.   $2.54(6)    $170,200.00(7)      $58.69(7)
     -------------------------------------------------------------------------
                      900,000 shs.             $3,360,920.50      $1,158.95
     =========================================================================
     (1) In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of shares as may become subject to options under the Warner Insurance Services, Inc. 1995 Employee Stock Option Plan (the "1995 Plan") and the Warner Insurance Services, Inc. 1994 Stock Option Plan for Independent Directors (the "1994 Plan") as a result of the adjustment provisions contained therein.
     (2) The proposed maximum offering price per share was calculated pursuant to Rule 457(c) using the average of the bid and asked prices of the Common Stock as quoted on the NASD OTC Bulletin Board on April 12, 1996.
     (3) The amount of the registration fee for shares of Common Stock issuable with respect to options that may be granted in the future under the 1995 Plan was calculated pursuant to Rule 457(c) using the average of the bid and asked prices of the Common Stock as quoted on the NASD OTC Bulletin Board on April 12, 1996. None of the options granted under the 1995 Plan has been exercised.
     (4) The proposed maximum offering price per share was calculated pursuant to Rule 457(h) based upon the average exercise price at which such outstanding options to purchase shares of Common Stock under the 1995 Plan may be exercised.
     (5) The amount of the registration fee for shares of Common Stock issuable upon exercise of outstanding options under the 1995 Plan was calculated pursuant to Rule 457(h) using the prices at which such options may be exercised.
     (6) The proposed maximum offering price per share was calculated pursuant to Rule 457(h) based upon the average exercise price at which such outstanding options to purchase shares of Common Stock under the 1994 plan may be exercised.
     (7) The amount of the registration fee for shares of Common Stock issuable upon exercise of outstanding options under the 1994 Plan was calculated pursuant to Rule 457(h) using the prices at which such options may be exercised.

                                       PART I*


                 INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     ITEM 1.   PLAN INFORMATION
               ----------------

     ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
               -----------------------------------------------------------








     ---------------
     * Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE
               ---------------------------------------

          Each of the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference.

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

          (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed on January 24, 1985 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

     ITEM 4.   DESCRIPTION OF SECURITIES
               -------------------------

          Not applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
               --------------------------------------

          Legal matters in connection with the validity of the issuance of the securities offered hereby will be passed upon by Reid & Priest LLP, New York, New York. Leonard Gubar, a member of such firm, is a member of the Board of Directors of the Registrant.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
               -----------------------------------------

          The Registrant is a Delaware corporation. The Registrant's Certificate of Incorporation, as amended, and By-Laws, as amended, provide, in part, that the Registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law ("DGCL").

          The DGCL permits Delaware corporations to indemnify their directors and officers against all reasonable expenses incurred in the defense of any lawsuit to which they are made parties by reason of being directors or officers, in cases of successful defense, and against such expenses in other cases, subject to specified conditions and exclusions. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.

          The DGCL contains a provision eliminating the personal liability of a director to a corporation or its stockholders for monetary damages for breach of, or failure to perform, any duty resulting solely from his status as a director, except with respect to (a) willful failure to deal fairly with the corporation or its stockholders where a director has a material conflict of interest, (b) a violation of criminal law unless the director had reasonable cause to believe his conduct was lawful, (c) a transaction yielding an improper personal profit, and (d) willful misconduct. The foregoing statute also is inapplicable to situations wherein a director has voted for, or assented to the declaration of, a dividend, repurchase of shares, distribution, or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED
               -----------------------------------

          Not Applicable.

     ITEM 8.   EXHIBITS
               --------

          The  following  Exhibits  are  filed  as  part  of  this  Registration
     Statement:

          Exhibit No.    Description
          -----------    -----------

             4(a)(1) Warner Insurance Services, Inc. 1995 Employee Stock Option Plan [incorporated by reference to
                         Exhibit 10(o)(1) to the Registrant's Annual Report on Form 10-K (Commission File No. 0-13124) filed on April 17, 1995].

             4(a)(2) Form of Non-Qualified Stock Option Agreement pursuant to the 1995 Employee Stock Option Plan [incorporated by reference to Exhibit 10(o)(3) to the Registrant's Annual Report on Form 10-K (Commission File No. 0-13124) filed on April 17, 1995].

             4(a)(3) Form of Incentive Stock Option Agreement pursuant to the 1995 Employee Stock Option Plan [incorporated by reference to Exhibit 10(o)(2) to the Registrant's Annual Report on Form 10-K (Commission File No. 0-13124) filed on April 17, 1995].

             4(a)(4) Warner Insurance Services, Inc. 1994 Stock Option Plan for Independent Directors [incorporated by reference to
                         Exhibit 10(n)(1) to the Registrant's Annual Report on Form 10-K (Commission File No. 0-13124) filed on April 17, 1995].

             5*          Opinion of Reid & Priest LLP

             23(a)*      Consent of Ernst & Young LLP

             23(b)*      Consent of Reid & Priest LLP (included in Exhibit 5)

             24*         Power of Attorney (included on signature page)

             99*         Additional Exhibits (Calculation of Fee and Offering
                         Price)

     ITEM 9.   UNDERTAKINGS
               ------------

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     --------------
     *   Filed herewith.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this
          --------  -------
     section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h)   Insofar  as indemnification  for liabilities  arising under  the
     Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES
                                      ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fair Lawn, State of New Jersey, on the 15th day of April, 1996.

                                     WARNER INSURANCE SERVICES, INC.

                                     By: /s/ Alfred J. Moccia
                                        -----------------------------------
                                         Alfred J. Moccia
                                         President and Chief
                                         Executive Officer

                                    POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Alfred J. Moccia and Leonard Gubar, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, to sign in any and all capacities any or all amendments including all post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                     Title                       Date
      ---------                     -----                       ----


      /s/ Alfred J. Moccia
      ----------------------    President, Chief Executive    April 15, 1996
      Alfred J. Moccia          Officer and Director
                                (Principal Executive
                                Officer)


      /s/ Raul F. Calvo
      ----------------------    Vice President                April 15, 1996
      Raul F. Calvo             (Principal Financial
                                Officer and Principal
                                Accounting Officer)


      /s/ Harvey Krieger
      ----------------------    Chairman of the Board         April 15, 1996
      Harvey Krieger            and Director


      /s/ Leonard Gubar
      ----------------------    Director                      April 15, 1996
      Leonard Gubar


      /s/ Peter R. Lasusa
      ----------------------    Director                      April 15, 1996
      Peter R. Lasusa


      /s/ Pamela J. Newman
      ----------------------    Director                      April 15, 1996
      Pamela J. Newman


      /s/ James R. Stallard
      ----------------------    Director                      April 15, 1996
      James R. Stallard

                            INDEX TO EXHIBITS
                            -----------------


      Exhibit Number       Description of Exhibit                           Page
      --------------       ----------------------                           ----

      4(a)(1) Warner Insurance Services, Inc. 1995 Employee Stock Option Plan [incorporated by reference to Exhibit 10(o)(1) to the Registrant's Annual Report on Form 10-K (Commission File No. 0-13124) filed on April 17, 1995]

      4(a)(2) Form of Non-Qualified Stock Option Agreement pursuant to the 1995 Employee Stock Option Plan [incorporated by reference to Exhibit 10(o)(3) to the Registrant's Annual Report on Form 10-K (Commission File No. 0-13124) filed on
                           April 17, 1995]

      4(a)(3) Form of Incentive Stock Option Agreement pursuant to the 1995 Employee Stock Option Plan [incorporated by reference to Exhibit 10(o)(2) to the Registrant's Annual Report on Form 10-K (Commission File No. 0-13124) filed on
                           April 17, 1995]

      4(a)(4) Warner Insurance Services, Inc. 1994 Stock Option Plan for Independent Directors
                           [incorporated by reference to Exhibit 10(n)(1) to the Registrant's Annual Report on Form 10-K (Commission File No. 0-13124) filed on
                           April 17, 1995]

      5                    Opinion of Reid & Priest LLP

      23(a)                Consent of Ernst & Young LLP

      23(b)                Consent of Reid & Priest LLP
                           (included in Exhibit 5)

      99                   Additional Exhibits (Calculation of
                           Fee and Offering Price)